EXHIBIT 99.1

IR INQUIRIES:

Charles Messman

Investor Relations

949-362-5800

IR@smithmicro.com

Smith Micro Reports Second Quarter 2019 Financial Results

Achieved Revenue of $10.9 Million

And Non-GAAP Earnings per Share of $0.08

PITTSBURGH, PA, July 25, 2019 – Smith Micro Software, Inc. (NASDAQ: SMSI) (“Smith Micro” or the “Company”) today reported financial results for its second quarter ended June 30, 2019.

“I am very pleased with the continued growth and profitability we delivered in the second quarter of 2019,” said William W. Smith, Jr., President and CEO of Smith Micro. “We saw growth across all three wireless solutions, again mostly driven by our SafePath® platform. We also achieved another consecutive quarter of subscriber revenue growth from the CommSuite® platform, as well as continued growth with ViewSpot™, our recent Smart Retail acquisition that closed in the first quarter.”

Mr. Smith concluded, “The outlook for the second half of 2019 is very strong. Our sales pipeline continues to grow across all three wireless solutions and, with the successful launch of our first SafePath IOT device, our product offering has strengthened and we’ve now entered a new market.”

Second Quarter 2019 Financial Results:

Smith Micro reported revenue of $10.9 million for the second quarter ended June 30, 2019, compared to $6.9 million reported in the second quarter ended June 30, 2018.

Second quarter 2019 gross profit was $9.9 million compared to $5.8 million reported in the second quarter of 2018.

Smith Micro Software Second Quarter 2019 Financial Results	Page 2

Gross profit as a percentage of revenue was 91 percent for the second quarter of 2019 compared to 84 percent for the second quarter of 2018.

Generally accepted accounting principles in the United States (“GAAP”) net income available to common stockholders for the second quarter of 2019 was $3.4 million, or $0.11 basic earnings per share and $0.10 diluted earnings per share, compared to a GAAP net loss available to common stockholders of $2.4 million, or $0.11 loss per share, for the second quarter of 2018.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, transaction gains, acquisition costs, preferred stock dividends, and a normalized tax expense) for the second quarter of 2019 was $2.7 million, or $0.08 earnings per share, compared to a non-GAAP net income of $226 thousand, or $0.01 earnings per share, for the second quarter of 2018.

Second Quarter Year-to-Date 2019 Financial Results:

Smith Micro reported revenue of $19.3 million for the six months ended June 30, 2019, compared to $12.4 million reported in the six months ended June 30, 2018.

Gross profit for the six months ended June 30, 2019 was $17.4 million compared to $10.0 million reported for the same period in 2018.

Gross profit as a percentage of revenue was 90 percent for the six months ended June 30, 2019 compared to 81 percent for the six months ended June 30, 2018.

GAAP net income available to common stockholders for the six months ended June 30, 2019 was $3.4 million, or $0.11 basic earnings per share and $0.10 diluted earnings per share, compared to a GAAP net loss available to common stockholders of $4.9 million, or $0.26 loss per share, for the same period in 2018.

Non-GAAP net income (which excludes stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, transaction gains, acquisition costs, preferred stock dividends, and a normalized tax expense) for the six months ended June 30, 2019 was $3.3 million, or $0.10 earnings per share, compared to a non-GAAP net loss of $1.2 million, or $0.07 loss per share, for the six months ended June 30, 2018.

Total cash and cash equivalents at June 30, 2019 were $6.6 million.

Smith Micro Software Second Quarter 2019 Financial Results	Page 3

To supplement our financial information presented in accordance with GAAP, the Company considers and has included in this press release certain non-GAAP financial measures, including a non-GAAP reconciliation of gross profit, income (loss) before taxes, net income (loss) available to common stockholders, and earnings (loss) per share in the presentation of financial results in this press release. Management believes this non-GAAP presentation may be more meaningful in analyzing our income generation and has therefore excluded the following items from GAAP earnings calculations: stock-based compensation, amortization of intangibles, debt issuance and discount costs, fair value adjustments, transaction gains, acquisition costs, and preferred stock dividends. Additionally, since we are in a cumulative loss position, a non-GAAP income tax expense (benefit) was computed using a 24 percent tax rate for 2019 and 2018 using the Company’s normalized combined U.S. federal, state, and foreign statutory tax rates less various tax adjustments. This presentation may be considered more indicative of our ongoing operational performance. The table below presents the differences between non-GAAP net income (loss) and net income (loss) on an absolute and per-share basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and the non-financial measures as reported by Smith Micro may not be comparable to similarly titled amounts reported by other companies.

Investor Conference Call:

Smith Micro will hold an investor conference call today, July 25, 2019 at 4:30 p.m. EDT, to discuss the Company’s second quarter 2019 financial results. To access the call, dial 1-877-270-2148; international participants can call 1-412-902-6510. A passcode is not required to join the call; ask the operator to be placed into the Smith Micro conference. Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. In addition, the conference call will be available on the Smith Micro website in the Investor Relations section.

About Smith Micro Software, Inc.:

Smith Micro develops software to simplify and enhance the mobile experience, providing solutions to some of the leading wireless service providers and cable MSOs around the world. From enabling the family digital lifestyle to providing powerful voice messaging capabilities, our solutions enrich today’s connected lifestyles while creating new opportunities to engage consumers via smartphones and consumer IoT devices. The Smith Micro portfolio also includes a wide range of products for creating, sharing and monetizing rich content, such as visual voice messaging, optimizing retail content display and performing analytics on any product set. For more information, visit www.smithmicro.com.

Smith Micro Software Second Quarter 2019 Financial Results	Page 4

Smith Micro, the Smith Micro logo, SafePath, CommSuite and ViewSpot are registered trademarks or trademarks of Smith Micro Software, Inc. All other trademarks and product names are the property of their respective owners.

Forward-Looking Statements:

Certain statements in this press release are, and certain statements on the related conference call may be, forward-looking statements regarding future events or results, including statements related to our financial prospects and other projections of our outlook or performance and our future business plans, and statements using such words as “expect,” “anticipate,” “believe,” “plan,” “intend,” “could,” “will” and other similar expressions. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Among the important factors that could cause or contribute to such differences are changes in demand for our products from our customers and their end-users, customer concentration, given that the majority of our sales depend on a few large customer relationships, changes in requirements for our products imposed by our customers or by the third party providers of software and/or platforms that we use, our ability to effectively integrate, market and sell acquired product lines, new and changing technologies, customer acceptance and timing of deployment of those technologies, and our ability to compete effectively with other software and technology companies. These and other factors discussed in our filings with the Securities and Exchange Commission, including our filings on Forms 10-K and 10-Q, could cause actual results to differ materially from those expressed or implied in any forward-looking statements. The forward-looking statements contained in this release are made on the basis of the views and assumptions of management, and we do not undertake any obligation to update these statements to reflect events or circumstances occurring after the date of this release.

Smith Micro Software Second Quarter 2019 Financial Results	Page 5

Smith Micro Software, Inc.

Reconciliation of GAAP to Non-GAAP Results

(in thousands, except per share amounts) – unaudited

	GAAP	Stock Compensation	Intangibles Amortization	Note Issue/ Discount	Fair Value Adjustments	Gain on Sale of Software Product	Acquisition Costs	Preferred Stock Dividends	Taxes	Non- GAAP
Three Months Ended 6/30/19:
Gross profit	$9,880	$-	$-	$-	$-	$-	$-	$-	$-	$9,880
Income before provision for income taxes	3,440	333	268	-	-	(483)	-	-	-	3,558
Net income available to common stockholders	3,402	333	268	-	-	(483)	-	34	(850)	2,704
Earnings per share: basic	0.11	0.01	0.01	-	-	(0.02)	-	0.00	(0.03)	0.08
Earnings per share: diluted	0.10	0.01	0.01	-	-	(0.01)	-	0.00	(0.02)	0.08

Three Months Ended 6/30/18:
Gross profit	$5,829	$-	$-	$-	$-	$-	$-	$-	$-	$5,829
Income (loss) before provision for income taxes	(2,164)	247	64	66	2,085	-	-	-	-	298
Net income (loss) available to common stockholders	(2,362)	247	64	66	2,085	-	-	185	(59)	226
Earnings (loss) per share: basic and diluted	(0.11)	0.01	0.00	0.00	0.10	-	-	0.01	(0.00)	0.01

Six Months Ended 6/30/19:
Gross profit	$17,395	$-	$-	$-	$-	$-	$-	$-	$-	$17,395
Income before provision for income taxes	3,492	788	465	-	-	(483)	76	-	-	4,338
Net income available to common stockholders	3,417	788	465	-	-	(483)	76	67	(1,033)	3,297
Earnings per share: basic	0.11	0.02	0.01	-	-	(0.02)	0.00	0.00	(0.03)	0.10
Earnings per share: diluted	0.10	0.02	0.01	-	-	(0.00)	0.00	0.00	(0.03)	0.10

Six Months Ended 6/30/18:
Gross profit	$9,983	$-	$-	$-	$-	$-	$-	$-	$-	$9,983
Loss before provision for income taxes	(4,535)	410	128	131	2,224	-	-	-	-	(1,642)
Net loss available to common stockholders	(4,884)	410	128	131	2,224	-	-	326	417	(1,248)
Loss per share: basic and diluted	(0.26)	0.02	0.01	0.01	0.12	-	-	0.02	0.02	(0.07)

Note: Earnings (loss) per share: basic and diluted - may be impacted by rounding to allow rows to calculate.

Smith Micro Software Second Quarter 2019 Financial Results	Page 6

Smith Micro Software, Inc.

Statements of Operations

(in thousands, except per share amounts) - unaudited

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2019	2018	2019	2018
Revenues	$10,854	$6,945	$19,286	$12,408
Cost of revenues	974	1,116	1,891	2,425
Gross profit	9,880	5,829	17,395	9,983

Operating expenses:
Selling and marketing	1,768	1,447	3,735	3,177
Research and development	2,743	2,195	5,425	4,450
General and administrative	2,426	2,061	5,126	4,251
Restructuring expense	11	52	115	52
Total operating expenses	6,948	5,755	14,401	11,930
Operating income (loss)	2,932	74	2,994	(1,947)
Non-operating income (expense):
Interest income (expense), net	31	(143)	30	(314)
Change in fair value of warrant liability	-	(2,085)	-	(2,224)
Gain on sale of software product	483	-	483	-
Other expense, net	(6)	(10)	(15)	(50)
Income (loss) before provision for income taxes	3,440	(2,164)	3,492	(4,535)
Provision for income tax expense	4	13	8	23
Net income (loss)	3,436	(2,177)	3,484	(4,558)
Less preferred stock dividends	(34)	(185)	(67)	(326)
Net income (loss) available to common stockholders	$3,402	$(2,362)	$3,417	$(4,884)

Earnings (loss) per share:
Basic	$0.11	$(0.11)	$0.11	$(0.26)
Diluted	$0.10	$(0.11)	$0.10	$(0.26)

Weighted average shares outstanding:
Basic	32,068	21,888	31,685	18,612
Diluted	35,308	21,888	33,365	18,612

Smith Micro Software Second Quarter 2019 Financial Results	Page 7

Smith Micro Software, Inc.

Consolidated Balance Sheets

(in thousands)

	June 30,	December 31,
	2019	2018
ASSETS
Current Assets:
Cash & cash equivalents	$6,611	$12,159
Accounts receivable, net	13,017	7,130
Prepaid and other assets	938	795
Total current assets	20,566	20,084
Equipment & improvements, net	930	865
Right-of-use assets	6,708	-
Deferred tax asset, net	191	191
Other assets	267	140
Intangible assets, net	5,002	238
Goodwill	7,797	3,685
TOTAL ASSETS	$41,461	$25,203

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$1,227	$1,160
Accrued payroll and benefits	2,232	1,745
Current operating lease liabilities	1,057	-
Other accrued liabilities	246	450
Deferred revenue	183	28
Total current liabilities	4,945	3,383

Operating lease liabilities	6,135	-
Deferred rent	547	723
Other long-term liabilities	168	534
Total non-current liabilities	6,850	1,257

Stockholders' Equity:
Preferred stock	-	-
Common stock	32	28
Additional paid in capital	262,215	256,626
Accumulated comprehensive deficit	(232,581)	(236,091)
Total stockholders' equity	29,666	20,563
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$41,461	$25,203